EXHIBIT 10.14

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                           PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement ("Agreement") dated the 20th day of February, 2012 is between DeClar Oil & Gas, Inc. whose address is 13500 Road W, Weldona, CO 80653 and Wolf Point Exploration, LLC whose address is 215 West Oak Street, Suite 900, Fort Collins, CO 80521 (referred to collectively as "Seller") and Synergy Resources Corporation, a Colorado corporation, whose address is 20203 Highway 60, Platteville, Colorado, 80651, (referred to herein as "Buyer"). Either Seller or Buyer, as the case may be, is hereinafter referred to as "Party" or collectively as "Parties."

      In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                            ARTICLE 1. - DEFINITIONS

      1.1. "Agreement" shall mean this Purchase and Sale Agreement between Seller and Buyer.

      1.2.  "Assignment" shall mean the Form of Assignment set forth in Exhibit
B.

      1.3   "Property" or "Properties" shall be as defined in Article 2.1.

      1.4.  "Closing Date" shall be as defined in Article 11.1.

      1.5.  "Effective Time" shall be as defined in Article 2.1.

      1.6   "Excluded  Interests"  shall mean the items  described in Article
            2.2.

      1.7   "Leases" shall be as defined in Article 2.1(a).

      1.8   "Title Defect" shall be as defined in Article 8.1(a).

      1.9.  "Performance Deposit" shall be as defined in Article 3.2.

      1.10. "Purchase Price" shall be as defined in Article 3.1.

      1.11. "Shares" shall be as defined in Article 3.1.

                         ARTICLE 2. - PURCHASE AND SALE

      2.1. The Properties. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, effective as of 12:00 p.m. Mountain Time, on the Closing Date (the "Effective Time"), the following:

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      (a) All of Seller's right, title and interests in and to the Leases described in Exhibits A-1, A-2 and A-3 attached hereto and the leasehold estates created by the oil, gas and mineral leases (the "Leases") described on the said Exhibits, insofar as the Leases cover the lands (the "Land") described therein. The said Exhibits may hereinafter be referred to collectively as Exhibit A, or separately as respectively numbered.

      (b) The Records as defined in Article 12.1 hereof.

      All of the above real properties, rights, titles and interests described above and expressly set forth herein and in Exhibit A attached hereto, but excluding the Excluded Interests, are hereinafter collectively called the "Properties" or, individually a "Property".

      2.2. Excluded Interests. Seller specifically excludes from and this transaction is subject to all overriding royalty interests created by or through Seller prior to the date hereof (hereinafter the "ORRI"). The intent of this Agreement is that Seller delivers to Buyer a net revenue in the Leases as follows:

     (a) On Exhibit A-1 properties a net revenue interest of 82.00%.

     (b) On Exhibit A-2 properties a net revenue interest of 82.00%.

     (c) On Exhibit A-3 properties a net revenue interest of 80.00%.

      The ORRI shall apply to all extensions and renewals of the Leases, and all substitute and replacement Leases, including top leases and options, acquired within one (1) year following the expiration date of the primary term of the respective Lease, covering all or part of the interest under such Leases in favor of Buyer, its successor and assigns, agents, representatives, employees, brokers, affiliates or other persons or entities controlled by or in which Buyer owns an interest. The ORRI due on any extension, renewal, substitute, replacement, option and/or top lease shall be the same ORRI as under the original lease(s) as described on Exhibit A for which the extension, renewal, substitute, replacement and/or top lease(s) was acquired, notwithstanding that the terms of the extension, renewal, substitute or replacement lease may differ from the original lease.

                     ARTICLE 3. - CONSIDERATION AND PAYMENT

      3.1. Purchase Price. Subject to adjustments as set forth below, the purchase price for the Properties shall be Two Million Six Hundred Twenty-Three Thousand Thirty-five and 00/100 Dollars ($2,623,035.00 US) (the "Purchase Price"), which equates to $300/ acre for 8,743.45 net mineral acres, to be paid at Closing as follows:

      $2,200,000.00 payable in U.S. dollars; and,

     $423,035.00 payable in shares of Common Stock of Buyer (the "Shares"), the price per share of which shall be calculated by taking the average of the Close or Closing Price ("Close Price") of the Common Stock as posted on the NYSE Amex for a period of twenty (20) business days immediately preceding the date this


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Agreement  is  executed  by the  Parties.  The  shares of Common  Stock  will be
"restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). They may be resold only in compliance with Rule 144 or some other exemption from registration under the Securities Act.

      Seller and Buyer acknowledge that certain consents and approvals are required to issue the Shares, including approval of the NYSE Amex, and that the Shares will not be delivered to Seller on the Closing Date. Buyer shall within five (5) business days after the Closing Date, and in good faith, make application for all necessary consents and approvals to cause the Shares to be delivered to Seller on or before one hundred (120) days, including weekends and holidays, from the Closing Date. This 120 day period shall commence on and include the Closing Date. In the event Buyer is unable to deliver the Shares as required herein due to the inability to secure the necessary consents and approvals, Buyer shall pay to Seller in U.S. Dollars an amount equal to the balance of the Purchase Price due to Seller ($423,035.00), plus interest at the rate of six percent (6%), compounded monthly from the Closing Date, which amount shall be paid to Seller within five (5) business days after termination of the 120 day period.

      At the time of Closing, Buyer shall deliver to Seller a Promissory Letter stating the number of Shares to be issued to Seller, the value per share and the method of valuation of such shares. Buyer represents, covenants and warrants that Buyer is an entity subject to the reporting requirements of the Securities Exchange Act of 1934. Provided Seller meets the requirements of Rule 144 as heretofore referenced, Seller will not be required to hold the Shares in excess of six (6) months after the Closing Date (the "Holding Period"). Upon the expiration of the Holding Period, Buyer shall provide to Seller, at Buyer's sole cost and expense, an opinion letter from it's attorney which shall permit Seller or Seller's transfer agent to remove the restricted legend from the Shares, and further Buyer shall provide to Seller such other written consents and authority to permit Seller to freely sell, trade or otherwise dispose of the Shares. Seller represents and warrants that it is not an affiliate, a director, a large shareholder, or has any relationship with Buyer which constitutes a relationship of control or would permit Seller in any way to exercise control over Buyer.

      Any and all expenses and costs, including attorney fees, associated with Buyer obtaining the requisite consents and approvals to issue the Shares, and subsequent removal of the restricted legend from the Shares, shall be borne solely by Buyer, and shall not affect in any way the value or valuation of the Shares to be issued to Seller.

     3.2. Performance Deposit. Within two (2) business days after the execution hereof Buyer shall make a performance deposit to Seller, payable in U.S. Dollars, equal to One Hundred Thousand and 00/100 Dollars ($100,000.00 US) (the "Performance Deposit"). Should the Parties proceed to Closing, the Performance Deposit shall be applied toward the Purchase Price. Distribution of the Performance Deposit shall otherwise be governed by the terms of Article 13 and as otherwise may be provided for herein.


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     3.3. Final Settlement/Purchase Price Adjustments.

      Three (3) days prior to Closing, Seller shall provide to Buyer, for Buyer's concurrence, an accounting (the "Final Settlement Statement") of the actual amounts of Seller's Credits and Buyer's Credits for the adjustment set out in this Article 3.3. Following the determination of the adjusted Purchase Price pursuant to this Article 3.3, Buyer, shall make any payment required at Closing.

      The Purchase Price shall be adjusted as follows:

      (a) The Purchase Price shall be adjusted upward by the following ("Seller's Credits"):

            (1) the value of Seller's net mineral acres not accurately reflected on Exhibit A at a price equal to $300/net mineral acre delivered.

            (2) any other amount agreed upon by Seller and Buyer in writing prior to Closing.

      (b) The Purchase Price shall be adjusted downward by the following ("Buyer's Credits"):

            (1) the total amount allocated to any title failure valued at an amount equal to $300/net mineral acre.

            (2) the value of Seller's net mineral acres not accurately reflected on Exhibit A at a price equal to $300/net mineral acre not delivered.

            (3) any other amount agreed upon by Seller and Buyer in writing prior to Closing.

      Any adjustment to the Purchase Price shall increase or reduce proportionately the number of shares of Common Stock to be issued to Seller pursuant to Article 3.1.

      The Final Settlement Statement shall also identify the allocation of cash and shares of Common Stock as between DeClar and Wolf Point, and Buyer shall disburse accordingly.

     3.4. Additional Consideration. As additional consideration to Seller for this transaction, Buyer agrees that it shall drill two (2) wells ("Additional Consideration Wells" or "ACW") on the Exhibit A-3 Properties. The ACW shall be drilled to a depth sufficient to test the Niobrara and Codell formations and the spacing unit assigned to the ACW shall not exceed the lands covered by the Lease(s) described on Exhibit A-3.

     3.5. In the event Buyer does not commence the drilling of both ACW on or before two (2) years from the date of the Closing, the Lands and Leases


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described on Exhibit A-3 shall automatically revert to Seller and such reversion and reassignment shall be self executing without any further action required by Seller or Buyer, except that Seller may file of record in the county in which
the  Lands  are  located  an  affidavit  as  evidence  of  such   reversion  and
reassignment. For purposes of this Agreement the term "drilling" shall mean that there is located on the applicable Lands a drilling rig capable of drilling the well to the required depth and that operations for drilling the ACW have commenced.

     3.6. If the commencement of drilling operations, or other operations necessary to commence drilling operations, by Buyer on the ACW are prevented, delayed, or interrupted by war, flood, vis major, or as the result of the inability of Buyer to procure casing or other equipment to drill the ACW, or as a result of the inability of Buyer to procure a permit to conduct such operations, or as a result of any law, order, rule, or regulation of state, federal or other governmental authority, then and in any of such events, Lessee shall so notify Seller, giving reasonably full particulars, in writing of the cause of such delay, prevention or interruption. Any such notice shall be delivered within a reasonable time after the occurrence of the cause relied upon and, upon receipt of such notice, the time for commencement of drilling of such well shall be suspended during the continuance of any impedance, for a period of thirty (30) days thereafter, or up to a maximum of twelve (12) thirty (30) day periods. In such event, the limiting provisions herein contained relating to such activity shall be extended accordingly. This force-majeure provision, and Buyer's right to delay the commencement of drilling operations of the ACW, is predicated upon Buyer, in good faith and in a timely manner, applying and contracting for all necessary permits, consents and equipment.

                     ARTICLE 4. - REPRESENTATIONS OF SELLER

     4.1. Existence. Seller is validly existing and in good standing under the laws of the state of its formation.

     4.2. Authorization. Seller has all power and authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder to be executed by Seller will have been duly executed and delivered by Seller. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

     4.3. Conflicts. Subject to rights to consent for which Buyer has actual, legal or inquiry notice, and consents of federal and state agencies or authorities in connection with the assignment of any federal and state leases or interest therein, and subject to required notices to, and filings with or actions by, governmental entities, Seller's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its documents of formation or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under, any agreement or


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instrument  to which it is a party  or by which it or any of the  Properties  is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

     4.4. Brokers. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees with respect to this transaction, for which Buyer shall have any responsibility whatsoever.

      4.5. Foreign Person. Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate as those terms are defined in the Code and any regulation promulgated thereunder).

      4.6. Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller.

      4.7. Litigation and Claims. There are no claims, demands, causes of action, suits, actions, arbitrations or other proceedings served, upon Seller, notice received by Seller, or pending against Seller or, to Seller's knowledge, threatened against Seller, which relate to (and could diminish the value of or impede the operation of) the Properties or the transactions contemplated by this Agreement.

      4.8. Preferential Rights. To Seller's knowledge there are no preferential rights of purchase or consents to assign in favor of third parties with respect to any of the Leases or the Wells included in the Properties.

      4.9 Title. Seller warrants title to the Leases as set forth in the Assignment, by through and under Seller, but not otherwise. Seller's special warranty shall be limited to leasehold title and not mineral title, meaning that Seller warrants that it owns the Leases, and that the same are unencumbered, but does not warrant title to the mineral estate covered by the Leases.

      4.10 Bonus, Rentals, Shut In Payments, Royalties and Suspense. To Seller's knowledge, as of the Effective Time, Seller has paid all accrued bonus, delay rentals, shut in payments and royalties due with respect to Seller's interests in the Leases.

      4.11 Capital Commitments. As of the Effective Time, there are no commitments to make capital expenditures which are binding on any of the Properties of which Seller has received notice.

4.12 The Records. The Records have been maintained in the ordinary course of Seller's business, and Seller has not intentionally omitted any material information from the Records.

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                      ARTICLE 5. - REPRESENTATIONS OF BUYER

      5.1. Existence. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation.

      5.2. Authorization. Buyer has all requisite power and authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder to be executed by Buyer will have been duly executed and delivered by Buyer. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

      5.3. Conflicts. Subject to rights to consents by, required notices to, and filings with or actions by governmental entities, Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its documents of organization or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which it is a party or by which it is bound; or
(iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

      5.4. Brokers. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees with respect to this transaction, for which Seller shall have any responsibility whatsoever.

      5.5. Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to the actual knowledge of Buyer, threatened against Buyer.

      5.6. Litigation. There are no suits, actions, arbitrations or other proceedings by or before any court, arbitrator or other governmental agency pending against Buyer or, to Buyer's actual knowledge, threatened against Buyer, which relate to the transactions contemplated by this Agreement.

      5.7 Qualified Owner. Buyer: (i) is qualified to own federal and state oil, gas and mineral leases; and (ii) shall comply with all necessary governmental bonding requirements arising from its ownership of the Properties. The consummation of the transactions contemplated hereby will not cause Buyer to be disqualified as an owner of such leases or to exceed any acreage limitation imposed by any statute, rule, regulation or order of governmental authority.

              ARTICLE 6. - ACCESS TO INFORMATION AND INSPECTIONS

     6.1. Title Files. Promptly after the execution of this Agreement and until the Closing Date, Seller shall permit Buyer and its representatives at


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reasonable times during normal business hours to examine, in Seller's offices at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, etc., pertaining to the Properties as requested by Buyer, insofar as the same may now be in existence and in the possession, custody or control of Seller.

      6.2. Buyer's Confidentiality Obligations. Not applicable.

                      ARTICLE 7. - DISCLAIMER OF WARRANTIES

      7.1. Information Provided. EXCEPT AS EXPRESSLY STATED HEREIN, SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, CORRECTNESS, COMPLETENESS, OR THE ADEQUACY OF THE RECORDS, AND DOES NOT WARRANT OR GUARANTEE SUCH INFORMATION. EXCEPT AS EXPRESSLY STATED HEREIN. SELLER WARRANTS TITLE ONLY TO THE EXTENT EXPRESSLY PROVIDED HEREIN AND IN THE ASSIGNMENT; AND BUYER SHOULD THEREFORE UNDERTAKE SUCH TITLE EXAMINATION AS IT DEEMS APPROPRIATE PRIOR TO THE "NOTIFICATION DEADLINE" (AS DEFINED IN ARTICLE 8.2).

                           ARTICLE 8. - TITLE MATTERS

      8.1. Definitions. For purposes hereof, the terms set forth below shall have the meanings assigned thereto.

      (a) "Title Defect" shall mean any matter which causes Seller to not have defensible title to any of the Properties as of the Closing Date.

      (b) "Title Defect Property" shall mean the Property or portion thereof burdened by a Title Defect.
            .
      8.2. Notice of Title Defect. Upon review by Buyer of Seller's Lease files and documents filed of public record in the respective courthouses where the Properties are located, Buyer shall sign off on the respective Lease file indicating the date on which Buyer's review of such file was completed or notify Seller in writing of additional information required by Buyer to approve title on such Lease. No later than one (1) business day after completing its review of the respective Lease file and, if applicable, the additional title information (the "Notification Deadline"), Buyer shall notify Seller in writing of any matter that would constitute a Title Defect with respect to Seller's title to any or all of the Properties, in each case together with an explanation of: (a) the nature of such Title Defect; (b) the Lease (or portions thereof) affected thereby; and (c) Buyer's proposed Defect Value (as hereinafter defined) for such Title Defect. Any Title Defect which is not specifically raised in writing (with the explanation as contemplated in the immediately preceding sentence) by Buyer prior to the Notification Deadline shall conclusively be deemed waived by Buyer. As used herein, the term "Defect Value" shall mean with respect to each Title Defect, the reduction in the value of the affected Lease as a result of such Title Defect as determined in the manner contemplated by Article 8.3

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      8.3. Remedies for Title Defects.

      (1) Buyer may request an adjustment to the Purchase Price at any time on or before the fifth day before the Closing Date.

      (2) In the event of a title failure, the Purchase Price shall be reduced by an amount equal to the number of net acres upon which title has failed multiplied by $300.

      (3) If the amount of the adjustment for each Title Defect cannot be determined based on the above criteria, and if the Parties cannot otherwise agree on the amount of an adjustment or the Parties are unable to agree upon whether a Title Defect exists, either Party may upon written notice to the other Party, remove the affected Property from this Agreement and adjust the Purchase Price by the per net acre value of that Property.

      Notwithstanding anything contained herein to the contrary, in the event Buyer notifies Seller of a Title Defect within the time and in the manner set forth above, Seller may attempt to cure such defect, to provide Buyer defensible title, at any time prior to forty-five (45) days after the Closing Date. If Seller is able to cure the Title Defect, the Lease and Lands subject thereto shall be assigned to Buyer and Buyer shall compensate Seller for such interest in the form and manner as heretofore stated. In the event, at any time prior to the Closing Date, the net minerals acres subject to a Title Defect, that has not been cured as provided herein, exceeds 10% of the total net mineral acres as set forth on Exhibit A, either party may terminate this Agreement without recourse and the Performance Deposit shall be returned to Buyer.

      Any adjustments to the Purchase Price due to a title failure shall be made in accordance with Article 3.3.

            ARTICLE 9. - PREFERENTIAL PURCHASE RIGHTS AND CONSENTS

      9.1. Actions and Consents.

      (a) Seller and Buyer agree that each shall use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary to consummate and make effective the transaction provided in this Agreement.

      (b) In the event one or more Properties or any interest therein is excluded because the same is subject to consents or approvals that have not been obtained, Closing with respect to all other Properties will proceed as provided in this Agreement, but the Purchase Price delivered to Seller at Closing will be reduced by the per net acre value of the excluded Properties or interest. In the event that within ninety (90) days after Closing any such consent or approval is obtained or the time to deny consent or approval passes (such that under the governing documents, Seller may sell the affected Property or interest to Buyer), then Closing will proceed promptly on the same terms set forth herein with respect to such Property or interest. If such consents or approvals are not received by Seller within the applicable ninety (90) day period, Seller shall retain such Properties or interests and the Parties shall have no further obligation with respect thereto.


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                        ARTICLE 10. - CLOSING CONDITIONS

      10.1. Seller's Closing Conditions.

      The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction, at or prior to the Closing, of the following conditions:

      (a) all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing;

      (b) all necessary consents of and filings with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing; and

      (c) as of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement.

      10.2. Buyer's Closing Conditions.

      The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction, at or prior to the Closing, of the following conditions:

      (a) all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing;

      (b) all necessary consents of and filings with any state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing; and

      (c) as of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement.

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                              ARTICLE 11. - CLOSING

      11.1. Closing.

      The Closing of this transaction (the "Closing") shall be held at the offices of Buyer at 10:00 a.m. on March 15, 2012, or at such earlier date or place as the Parties may agree in writing (herein called "Closing Date"). On or before three (3) business days prior to the Closing Date, Buyer and Seller shall use their commercially reasonable efforts to provide each other copies of all closing documents.

      11.2. Seller's Closing Obligations.

      At Closing, Seller shall deliver to Buyer the following:

      (a) The Assignment, Bill of Sale and Conveyance substantially in the form attached hereto as Exhibit "B" (the "Assignment") executed by Seller, and such other documents as may be reasonably necessary to convey all of Seller's interest in the Properties to Buyer in accordance with the provisions hereof. The Assignment will reflect certain conveyances by Seller of overriding royalty interests to third parties; and,

      (b) Copies of all third-party waivers, consents and approvals obtained.

      11.3. Buyer's Closing Obligations.

      At Closing, Buyer shall deliver to Seller by wire transfer in immediately available funds to the account(s) designated by Seller, the Purchase Price in US Dollars and shares of Common Stock as set forth in Article 3.1 (less the Performance Deposit and any title adjustments) .

      11.4. Buyer's Post-Closing Obligations.

      (a) If Buyer elects to extend, renew, substitute and/or replace any Lease, Buyer shall be obligated to assign to Seller the same overriding royalty interest originally retained by Seller in such Leases. See Article 2.2 (a) for additional terms and conditions regarding this obligation.

      (b) Buyer shall drill two Niobrara and Codell formations wells on the Exhibit A-3 properties with spacing unit consisting wholly of the Lands covered by the Lease(s) described on Exhibit A-3. Such wells shall be drill no later than two years from the Closing Date. See Article 3.4 for additional terms and conditions regarding this obligation, including Seller's remedy in the event of a breach of this provision.

     (c) No later than sixty (60) days prior to the expiration of the initial primary term of any Lease which contains an option to extend, Buyer shall provide written notice to Seller of its election to extend or not to extend such Lease. If Buyer elects not to extend any Lease, Seller may elect to extend the same and Buyer and any party taking or acquiring any interest, of any type or nature, by or through Buyer, upon such election by Seller, releases, relinquishes and waives in favor of Seller all right, title and interest in and to the affected Lease(s). The election by Buyer not to extend any Lease and the election by Seller to exercise the option to extend the same constitutes a reassignment of such Lease to Seller which shall be self executing and require no further action by either Party, except that Seller may file of record in the county in which the Lands are located an affidavit evidencing its election to extend the affected Lease(s) and of the reassignment.

      Failure by Buyer to notify Seller within the time period provided above of Buyer's election to extend any Lease shall constitute an election by Buyer not to exercise the option to extend such Lease and Seller may thereafter exercise such option in accordance with and subject to the provisions of the preceding paragraph.

      11.5. Joint Closing Obligations.

      Both Parties at Closing shall execute a Settlement Statement evidencing the amount actually wire transferred and all adjustments to the Purchase Price taken into account at Closing. All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring and each shall be a condition precedent to the other.

                 ARTICLE 12. - ADDITIONAL CLOSING OBLIGATIONS

      12.1. Records.

      As used in this Agreement, the term "Records" shall mean all files, permits, records, documentation, and data of Seller relating to (or evidencing) Seller's ownership or rights in the Properties or other rights and interests described herein, including, but not limited to lease files, land files, title and contract files, title notes and opinions and abstracts, and land maps, as such data is assembled and maintained in the normal course of business. All of the Records will be, as soon as is reasonably possible after Closing, but not later than ten (10) days after Closing, delivered to Buyer at Seller's offices. Seller will be entitled to retain a copy of the Records.

                       ARTICLE 13. - DEFAULT AND REMEDIES

      13.1. Seller's Remedies.

     If Buyer is in material breach or default of any of Buyer's representations, warranties or covenants hereunder on or before the Closing Date, Seller, at its sole option, may retain the Performance Deposit as a liquidated damage and not as a penalty, and terminate this Agreement, as Seller's sole and exclusive remedies for such default, with all other remedies being expressly waived by Seller. Notwithstanding any provision hereof to the contrary, Seller may retain the Performance Deposit as a liquidated damage only in the event the transaction contemplated by this Agreement is terminated due solely to the breach hereof by Buyer in the absence of any material breach hereof by Seller.

      13.2. Buyer's Remedies.

     If  Seller  is  in   material   breach  or  default  of  any  of   Seller's
representations,  warranties  or  covenants  hereunder  on or before the Closing

Date, as it may be extended in accordance herewith, Buyer, at its sole option, may: (i) enforce specific performance, or (ii) terminate this Agreement, as Buyer's sole and exclusive remedies for such default, with all other remedies being expressly waived by Buyer. In the event Buyer elects to terminate this Agreement as set forth above, the Performance Deposit shall be immediately returned to Buyer.

      13.3. Effect of Termination.

      In the event of termination of this Agreement under this Article 13, the transaction shall not close and neither Buyer nor Seller shall have any further obligations, remedies, liabilities, rights or duties to the other hereunder, except as expressly provided herein.








                       THIS SPACE INTENTIONALLY LEFT BLANK

                           ARTICLE 14. - MISCELLANEOUS

      14.1. Amendment.

      This Agreement may not be amended except by an instrument in writing signed by the Party to be charged with such amendment and delivered by such Party to the Party claiming the benefit of such amendment.

      14.2. Gender.

      References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, limited liability company, trust, estate, or other entity.

      14.3. Entire Agreement.

      This Agreement, and the exhibits and schedules attached hereto, constitute the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

      14.4. Severability.

      If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of this Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

      14.5. Filing and Recording of Assignments, etc.

      Buyer shall be solely responsible for all filings and recording of assignments and other documents related to the Properties and for all fees connected therewith, and upon request, Buyer shall advise Seller of the pertinent recording data.

      14.6. Further Assurances and Records.

      After the Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

      14.7. Notices.

      Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given and received when actually delivered to the address of the Parties to be notified as set forth below and addressed as follows:

      If to Buyer, as follows:

            Synergy Resources Corporation
            20203 Highway 60
            Platteville, Colorado
            Attention:  Mr. Ed Holloway
            Phone: (970) 737-1073
            Fax:  (970) 737-1045


      If to Seller, as follows:

            DeClar Oil & Gas, Inc.
            13500 Road W
            Weldona, Colorado 80653
            Attention: Lewis C. Camp
            Telephone:  (970) 645-9834
            Facsimile:  (970) 645-9834

            Wolf Point Exploration, LLC
            215 West Oak St., Ste. 900
            Fort Collins, Colorado 80521
            Attention: Robert P. Messana
            Telephone:  (970) 482-6551
            Facsimile     (970) 482-1107

Provided, however, that any notice required or permitted under this Agreement will be effective if given verbally within the time provided, so long as such verbal notice is followed by written notice thereof in the manner provided herein within twenty-four (24) hours following the end of such time period. Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

      14.8. Waiver.

     Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party or any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

      14.9. Binding Effect:  Assignment.

     All the terms, provisions, covenants, obligations indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the Parties hereto, and their respective successors and assigns. Prior to the Closing, the rights and obligations of each Party under this Agreement may not be assigned or transferred to any other person without the prior, express and written consent of the other Party, and such consent may be withheld for any reason.

      14.10.      Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. IN THE EVENT OF ANY DISPUTES UNDER THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER COURT COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES FROM THE OPPOSING PARTY.

      14.11.      Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Buyer and Seller hereby agree that this Agreement may be executed with facsimile and/or electronic signatures, and that such facsimile and electronic signatures shall be valid and binding on the Parties

      14.12 Memorandum of Agreement

      Seller may record with the Clerk and Recorder of the County in which the Lands are located a memorandum of this Agreement. Such memorandum shall serve as notice to third parties of the obligations created by this Agreement which burden the interest of the parties hereto, their successor and assigns.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


BUYER:

Synergy Resources Corporation


BY:  /s/ Ed Holloway
     ------------------------------
      Ed Holloway

ITS: President



SELLER:

DeClar Oil & Gas, Inc.


BY: /s/ Lewis C. Camp
    --------------------------------
      Lewis C. Camp

ITS: President


Wolf Point Exploration, LLC


BY: /s/ Robert P. Messana
    --------------------------------------
      Robert P. Messana


ITS: Member/Manager